SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 3, 2006
Date of Report (Date of earliest event reported):
ORBIMAGE HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	54-1660268

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
21700 Atlantic Boulevard
Dulles, Virginia 20166
(703) 480-7500
(Address and Telephone Number of Principal Executive Offices)(Zip Code)
N/A
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 3, 2006, the Company entered into an employment agreement with Henry Dubois as its new Executive Vice President and Chief Financial Officer. The material terms of this agreement are set forth in Item 5.02, below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On January 3, 2006, ORBIMAGE Inc. appointed Henry Dubois, 44, as Executive Vice-President and Chief Financial Officer.
Mr. Dubois has held senior management positions helping companies grow businesses in technology based industries both within the US and internationally. Most recently, he advised ORBIMAGE on strategic and financial issues and has been advising two start-ups. Mr. Dubois has also served as president, COO and CFO at Digitalglobe, Inc, another satellite imagery company. Prior to Digitalglobe, Mr. Dubois lived and worked abroad, primarily in Asia, where he was CEO and CFO of an Indonesian Telecom company based in Jakarta and also served as Sr. Vice President of Planning and Development for another large Asian conglomerate. In addition, Mr. Dubois was a strategy and operational consultant with Booz, Allen and Hamilton and served in various financial functions with Exxon Corporation. Mr. Dubois holds a Masters of Management degree from Northwestern University’s JL Kellogg School of Management with concentrations in Finance, Marketing and Accounting and a Bachelor of Arts degree in Mathematics from the College of Holy Cross.
ORBIMAGE and Mr. Dubois entered into an employment agreement effective as of January 3, 2006, pursuant to which Mr. Dubois serves as Executive Vice President and Chief Financial Officer. The employment agreement calls for a base annual salary of $250,000 and an annual target bonus. The agreement also provides for Mr. Dubois to receive an initial restricted stock grant of 5,000 shares, which will vest on January 1, 2009, options to purchase 22,500 shares of common stock to vest in equal installments over a four year period beginning with December 31, 2006, and a company paid life insurance policy. The annual bonus is subject to review of the Chief Executive Officer and the Board of Directors on an annual basis, and the award of the annual bonus is based upon the achievement of performance objectives of Mr. Dubois personally and the company as a whole. In the event Mr. Dubois is terminated without cause, he will have a twelve month severance period during which he will receive an amount equal to his base salary for such period, payment of the annual bonus for the current year to which he would be entitled pro-rated for the number of months he was employed during the year and continuation of all health and life insurance benefits during his twelve month severance period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2006	ORBIMAGE HOLDINGS INC.

By: /s/ William L. Warren
William L. Warren Vice President, General Counsel & Secretary